Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33072, No. 33-49305, No. 33-54455, No. 333-04435, No. 333-57095, No. 333-86801, No. 333-41408, No. 333-86280, No. 333-105622, and No. 333-134887) and S-3 (No. 333-132878) of Humana, Inc. of our report dated February 22, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 22, 2008

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